UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 21, 2007

InforMedix Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50221	88-0462762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Georgetowne Park 5880 Hubbard Drive Rockville, MD 20852-4821
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 984-1566

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, the Board of Directors (the “Board”) of InforMedix Holdings, Inc. (the “Company”) approved and adopted the Company’s 2007 Equity Incentive Plan (the “Plan”). The Company intends to submit the Plan for approval by the Company’s shareholders at the next meeting of shareholders of the Company; however, the effectiveness of the Plan is not subject to receipt of shareholder approval.

The purposes of the Plan are to enable the Company to attract and retain highly qualified personnel who will contribute to the success of the Company, and to provide incentives to participants in the Plan that are linked directly to increases in shareholder value. The Plan will be administered by the Board, or the compensation committee or other committee which the Board may appoint to administer the Plan.

The Plan allows the Plan administrator to grant awards including options, stock appreciation rights, restricted stock grants, performance grants, stock bonuses and other equity-based awards. Officers, directors, employees, consultants and advisors of the Company and its parents, subsidiaries and affiliates are eligible to participate in the Plan, if selected by the Plan administrator. A total of 31,400,000 shares of the Company’s common stock are reserved for issuance under the Plan, provided that no individual participant may receive awards under the Plan in any calendar year covering more than 15,000,000 shares.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s Form 10-QSB for the quarter ending September 30, 2007.

Also on August 21, 2007, the Board approved option grants under the Plan to the Company’s principal executive officer, principal financial officer and each of its other “named executive officers” (as defined in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006), as follows:

Bruce A. Kehr, the Company’s Chief Executive Officer and Chairman of the Board of Directors, was granted options to purchase up to 7,359,088 shares of common stock, of which 50% will vest in full on September 30, 2007 and the remaining 50% will vest subject to the Company’s satisfaction of certain performance criteria for the year ending December 31, 2007.

Harry M. Stokes, the Company’s Senior Vice President and Chief Financial Officer, was granted options to purchase up to 2,400,000 shares of common stock, Davison R. Dulin, the Company’s Senior Vice President of Operations and Direct Sales, was granted options to purchase up to 2,400,000 shares of common stock, and Michael P. Gavin, the Company’s Vice President of Research and Development, was granted options to purchase up to 2,215,403 shares of common stock. Each of these options will vest as to 50% of the shares subject thereto in three equal annual installments on September 30, 2007, 2008 and 2009, and as to the remaining 50% of the shares subject thereto subject to the Company’s satisfaction of certain performance criteria for the years ending December 31, 2007, 2008 and 2009.

Each of the foregoing options are intended to be incentive stock options to the maximum extent permissible under applicable law, subject to the approval of the Plan by the Company’s shareholders by no later than August 20, 2008. To the extent any such options are not eligible to be treated as incentive stock options, they shall be treated as non-qualified stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2007

INFORMEDIX HOLDINGS, INC.

By:	/s/ Harry M. Stokes
Harry M. Stokes
Senior Vice President and Chief Financial Officer